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                                                                EXHIBIT 10.2
                                     LEASE
                                  (SHORT FORM)

This Lease is entered into by PATRICK & CORINNE BREESE, CHESTER & VEDA GRAY
("Landlord") and THIRD QUARTER, INC. ("Tenant"). Landlord and Tenant, in consideration of the mutual promises and covenants contained herein, now agree as follows:
1. LEASED PREMISES. The leased premises ("Property") is described as follows:
        9125 square feet located in a part of the building at 3750 West 16th
        Street, in Indianapolis, Indiana

2. TERM. The term of this Lease shall begin on January 1, 1995, at 12:01 o'clock a.m. and shall end on December 31, 1996, at 11:59 o'clock p.m.

3.   RENT.  Tenant shall pay Landlord the sum of Twenty-Seven Thousand Five
     Hundred Sixteen Dollars ($27,516.00) per year, payable monthly in advance, in the amount of Twenty-Two Hundred Ninety-Three and no/100 Dollars
     ($2,293.00) per month on the first day of each month as rent for the Property. Tenant agrees to pay said rent to Landlord at Landlord's place of business which is:
        c/o Pat Breese at 20 South Second Street, Zionsville, IN 46077.

4. DEPOSIT. On the date of execution of this Lease, the Tenant shall pay the Landlord a damage deposit in the amount of Previously Paid Dollars
     ($2,025.25), which deposit shall be returned to Tenant within thirty (30) days after the termination of this Lease if the Property is in satisfactory condition and free from damage, normal wear and tear excepted.

5. USE. The Property shall only be used for assembly and distribution of toys. Tenant agrees not to use Property in any manner or for any purpose which would be in violation of any Federal, State or Local law, or is immoral.

6. ASSIGNMENT. Tenant agrees that this Lease may not be assigned or sub-leased to any other person or legal entity.

7. WASTE. Tenant agrees that no waste will be committed on this Property or damage done to this Property. Tenant agrees to keep the Property in good repair and not to make any alterations to the Property.

8. LIABILITY. Tenant agrees that the Landlord shall not be responsible to the Tenant, or any members of the Tenant's family, for any injury or damage to any person or property that may occur on or about the Property during the term of this Lease.

9. UTILITIES. Tenant agrees to pay for all utilities connected to the Property such as sewer, cable television, telephone, steam, gas or electricity. This shall apply only to tenant's pro rata share.

10. TERMINATION. Tenant agrees that if he breaches any of the terms of this Lease then the Landlord may, at its option, in addition to any other remedy or right it has at law or in equity, re-enter the Property, without demand or notice, and resume possession by an action in law or equity or by force or otherwise and without being liable in trespass or for any damages and without terminating this Lease; and Landlord shall also be entitled to recover its reasonable attorney fee, court costs and other expenses associated with enforcing Landlord's rights caused by Tenant's breach of this Lease. Landlord may remove all persons and property from the Property and such property may be removed and stored at the cost of Tenant.

11. MODIFICATION. Landlord and Tenant agree that this Lease may not be modified unless there is a written consent to do so executed by Landlord and Tenant.

12. SPECIAL PROVISIONS. Effective October 1, 1995, above Lessee shall assume the rental of the entire building at the additional rent of $1,100.00 per month for the termination of the Third Quarter lease.

This Lease is executed at Indianapolis, Indiana on the 31st day of December, 1994.

This Agreement may be executed simultaneously or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this document may be accomplished by electronic facsimile reproduction (FAX); if FAX delivery is utilized, the original document shall be promptly executed and/or delivered, if requested.

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
LANDLORD                                           TENANT:  THIRD QUARTER, INC.
/s/  Patrick A. Breese,   /s/  Corinne S. Breese  /s/  Chip Voigt
/s/  Veda J. Gray,    /s/  Chester L. Gray

Approved by and restricted to use by members of the Metropolitan Indianapolis Board of REALTORS. This is a legally binding contract. If not understood seek
legal advice.     MIBOR 1992     (Form No. 240-01/92)